   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1997

                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               -----------------
                               RJR NABISCO, INC.
             (Exact name of Registrant as specified in its charter)

                     DELAWARE                                           56-0950247
           (State or other jurisdiction                               (IRS Employer
        of incorporation or organization)                         Identification Number)

                          1301 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 258-5600
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

                 ROBERT F. SHARPE, JR., ESQ.                                              COPIES TO:
                      RJR NABISCO, INC.                                            DAVID W. FERGUSON, ESQ.
                 1301 AVENUE OF THE AMERICAS                                        DAVIS POLK & WARDWELL
                   NEW YORK, NEW YORK 10019                                          450 LEXINGTON AVENUE
                        (212) 258-5600                                             NEW YORK, NEW YORK 10017
  (Name, address, including zip code, and telephone number,                             (212) 450-4000
                          including
               area code, of agent for service)

                              -------------------

 APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
   From time to time after the effective date of this Registration Statement, as determined by the Registrant.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statements for the same offering. / / ______________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                                     PROPOSED
                                                                     PROPOSED         MAXIMUM
                                                                      MAXIMUM        AGGREGATE      AMOUNT OF
             TITLE OF SECURITIES                  AMOUNT TO BE    OFFERING PRICE     OFFERING     REGISTRATION
               TO BE REGISTERED                    REGISTERED       PER UNIT(2)      PRICE(2)          FEE
Debt Securities ..............................  $1,000,000,000(1)         100%     $1,000,000,000  $   303,031

(1) Or the equivalent in foreign denominated currency or units based on or relating to currencies. If debt securities are issued at original issue discount, such higher principal amount as may be sold for an initial public offering price of $1,000,000,000.

(2) Estimated solely for the purpose of calculating the registration fee.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

    PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT ALSO RELATES TO $44,945,000 OF DEBT SECURITIES REGISTERED AND REMAINING UNISSUED UNDER REGISTRATION STATEMENT NO. 33-60803 PREVIOUSLY FILED BY REGISTRANT, IN RESPECT OF WHICH $15,498.28 HAS BEEN PAID TO THE COMMISSION AS A FILING FEE.

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                 SUBJECT TO COMPLETION DATED NOVEMBER 12, 1997
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

    [LOGO]
                               RJR NABISCO, INC.
                                DEBT SECURITIES

                                  ------------

    RJR Nabisco, Inc. (the "Company") may offer from time to time its debt securities in one or more series (the "Debt Securities") with an aggregate initial public offering price of up to $1,044,945,000 (or the equivalent in foreign denominated currency or units based on or relating to currencies, including European Currency Units). The Company will offer Debt Securities to the public on terms determined by market conditions. Debt Securities may be issuable in registered form without coupons or in bearer form with or without coupons attached. Securities may be sold for U.S. dollars, foreign denominated currency or currency units; principal of and any interest on Debt Securities likewise may be payable in U.S. dollars, foreign denominated currency or currency units--in each case, as the Company specifically designates. See "Description of Debt Securities."

    The Debt Securities will be general obligations of the Company and will rank PARI PASSU with all other senior indebtedness of the Company. Because the Company is a holding company, however, the Debt Securities will effectively be subordinated to the claims of creditors of the Company's subsidiaries. See "Description of Debt Securities--Ranking."

    The accompanying Prospectus Supplement sets forth the specific designation, aggregate principal amount, purchase price, maturity, interest rate (or manner of calculation thereof), time of payment of interest (if any), listing (if any) on a securities exchange and any other specific terms of the Debt Securities and the name of and compensation to each dealer, underwriter or agent (if any) involved in the sale of the Debt Securities. The managing underwriters with respect to each series sold to or through underwriters will be named in the accompanying Prospectus Supplement.

                                ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                        CRIMINAL OFFENSE.
                            ------------------------

    The Debt Securities may be offered directly to purchasers or through underwriters or through agents designated from time to time, as set forth in the accompanying Prospectus Supplement. Net proceeds to the Company will be the purchase price in the case of a dealer, the public offering price less discount in the case of an underwriter, the purchase price less commission in the case of an agent--in each case, less other expenses attributable to issuance and distribution. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

                                ----------------

               The date of this Prospectus is November   , 1997.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and also are available for inspection and copying at the regional offices of the Commission located at Seven World Trade Center, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statement and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov. Such reports, proxy statements and other information also can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which exchange certain of the Company's securities are listed.

    This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Debt Securities. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents heretofore filed with the Commission by the Company (File No. 1-6388) pursuant to the Exchange Act are incorporated by reference and shall be deemed a part hereof:

    (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1996,

    (b) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997,

    (c) Current Reports on Form 8-K filed by the Company on June 24, 1997 and September 5, 1997, and

    (d) All documents filed by the Company pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Debt Securities.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Copies of the documents incorporated herein by reference (excluding exhibits unless such exhibits are specifically incorporated by reference into such documents) may be obtained upon request without charge by persons, including beneficial owners, to whom this Prospectus is delivered. Requests should be made to RJR Nabisco, Inc., Attention: Investor Relations Department, 1301 Avenue of the Americas, New York, New York 10019, telephone number (212) 258-5600.

    CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE DEBT SECURITIES. SPECIFICIALLY, UNDERWRITERS MAY OVER-ALLOT IN CONNECTION WITH THE OFFERING, AND MAY BID FOR, AND PURCHASE, DEBT SECURITIES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "PLAN OF DISTRIBUTION."

                                  THE COMPANY

    The operating subsidiaries of the Company comprise one of the largest tobacco and food companies in the world. In the United States, the tobacco business is conducted by R. J. Reynolds Tobacco Company ("RJRT"), a wholly-owned subsidiary of the Company and the second largest manufacturer of cigarettes, and the food business is conducted by Nabisco Holdings Corp. ("Nabisco Holdings") through its wholly-owned subsidiary, Nabisco, Inc. ("Nabisco"), the largest manufacturer and marketer of cookies and crackers. The Company owns approximately 80.5% of the economic interest and approximately 97.6% of the voting power of Nabisco Holdings. Tobacco operations outside the United States are conducted by

R. J. Reynolds International ("Reynolds International"), and food operations outside the United States are conducted by Nabisco International, Inc. ("Nabisco International") and Nabisco Ltd, subsidiaries of Nabisco. RJRT's and Reynolds International's tobacco products are sold around the world under a variety of brand names. Food products are sold in the United States, Canada, Latin America, certain European countries and certain other international markets.

    RJRT's largest selling cigarette brands in the United States include WINSTON, DORAL, CAMEL, SALEM and VANTAGE. RJRT's other cigarette brands, including MONARCH, MORE, NOW, BEST VALUE, STERLING, MAGNA and CENTURY, are marketed to meet a variety of smoker preferences. All RJRT brands are marketed in a variety of styles. Reynolds International operates in over 170 markets around the world and is the second largest of two international cigarette producers that have significant positions in the American Blend segment of the international tobacco market.

    Nabisco is one of the largest food businesses in the world. Through its domestic divisions, Nabisco manufactures and markets cookies, crackers, snack foods, hard and bite-size candy, gum, nuts, hot cereals, margarine, pet foods, dry-mix dessert products and other grocery products under established and well-known trademarks, including OREO, CHIPS AHOY!, SNACKWELL'S, NEWTONS, RITZ, PREMIUM, LIFE SAVERS, PLANTERS, A.1., GREY POUPON, MILK-BONE, CREAM OF WHEAT, FLEISCHMANN'S and BLUE BONNET. Nabisco International is a leading producer of biscuits, powdered dessert and drink mixes, baking powder, pasta, juices, milk products and other grocery items, as well as industrial yeast and bakery ingredients in Spain and in many of the 17 Latin American countries in which it has operations. Nabisco Ltd, which conducts Nabisco's Canadian operations through a biscuit division, a grocery division and a food service division, is that country's largest cookie and cracker business and one of its leading producers of canned fruits, canned vegetables, fruit juices and drinks and pet snacks.

    The principal executive offices of the Company are located at 1301 Avenue of the Americas, New York, New York 10019; its telephone number is (212) 258-5600.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The ratio of earnings to fixed charges for the nine months ended September 30, 1997 and for each of the periods in the five-year period ended December 31, 1996 are as follows:

                                                              NINE MONTHS
                                                                 ENDED
                                                             SEPTEMBER 30,             FOR THE YEARS ENDED DECEMBER 31,
                                                                              --------------------------------------------------
                                                                 1997            1996         1995                1994
                                                           -----------------     -----        -----          -------------

                                                                                   (DOLLARS IN MILLIONS)
                                                                                        (UNAUDITED)
Ratio of earnings to fixed charges.......................            2.6             2.4          2.3             2.2


                                                              1993         1992
                                                              -----        -----

Ratio of earnings to fixed charges.......................         1.1          2.0

    For purposes of these computations, earnings consist of income before income taxes and fixed charges less minority interest in the pre-tax income of Nabisco Holdings. Fixed charges consist of interest on indebtedness, amortization of debt issuance costs, capitalized interest and that portion of operating rental expense representative of the interest factor.

                                USE OF PROCEEDS

    The net proceeds from the sale of the Debt Securities will be used for general corporate purposes, including, among other things, refinancings of indebtedness, working capital and capital expenditures. Pending such uses, proceeds may be used for short-term liquid investments.

                         DESCRIPTION OF DEBT SECURITIES

    The Debt Securities will be issued under an Amended and Restated Indenture dated as of July 24, 1995 (the "Indenture") between the Company and Citibank, N.A., as trustee (the "Trustee"). As of November 12, 1997, there was approximately $3.8 billion aggregate principal amount of Debt Securities issued and outstanding under the Indenture. The Indenture is included as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Indenture and the Debt Securities do not purport to be complete and such summaries are subject to the detailed provisions of the Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein, and for other information regarding the Debt Securities. Numerical references in parentheses below are to sections in the Indenture. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. Any Debt Securities offered by this Prospectus and the accompanying Prospectus Supplement are referred to herein as the "Offered Debt Securities."

GENERAL

    The Indenture does not limit the amount of additional indebtedness that the Company may incur; however, the Indenture does limit the amount of additional Funded Debt (as hereinafter defined) that may be incurred by Restricted Subsidiaries (as hereinafter defined) of the Company to 10% of Consolidated Net Worth (as hereinafter defined). The Debt Securities will rank PARI PASSU with all other unsubordinated indebtedness of the Company.

    The Indenture provides that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies, including European Currency Units ("ECUs"). Special United States federal income tax considerations applicable to any Debt Securities so denominated are described in the relevant Prospectus Supplement.

    Reference is made to the Prospectus Supplement for the following terms of and information relating to the Offered Debt Securities (to the extent such terms are applicable to such Offered Debt Securities):

(i) the specific designation, aggregate principal amount, purchase price and denomination; (ii) the currency or units based on or relating to currencies in which such Offered Debt Securities are demoninated and/or in which principal of, premium, if any, and/or any interest on such Offered Debt Securities will or may be payable; (iii) any date of maturity; (iv) interest rate or rates (or the method by which such rate will be determined), if any; (v) the dates on which any such interest will be payable; (vi) the place or places where the principal of, premium, if any, and any interest on the Offered Debt Securities will be payable; (vii) any redemption, repayment or sinking fund provisions; (viii) whether the Offered Debt Securities will be issuable in registered form or bearer form ("Bearer Debt Securities") or both and, if Bearer Debt Securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of Bearer Debt Securities; (ix) any applicable United States federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on Offered Debt Securities held by a person who is not a U.S. person (as defined in the Prospectus Supplement) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Offered Debt Securities rather than pay such additional amounts; and
(x) any other specific terms of the Offered Debt Securities, including any additional events of default or covenants provided for with respect to such Offered Debt Securities, and any terms which may be required by or be advisable under applicable laws or regulations.

    Debt Securities may be presented for exchange and registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Debt Securities and the Prospectus Supplement. Subject to the limitations provided in the Indenture, such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith. Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

    Debt Securities will bear interest at a fixed rate (a "Fixed Rate Security") or a floating rate (a "Floating Rate Security"). Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes are described in the relevant Prospectus Supplement.

    Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such Debt Securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, commodity, equity index or other factors. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable Prospectus Supplement.

RANKING

    The Debt Securities, when issued, will rank PARI PASSU in right of payment with the senior indebtedness of the Company and senior in right of payment to any future subordinated debt of the Company. However, claims of holders of the Debt Securities will be effectively subordinated to the claims of holders of the debt of the Company's subsidiaries, including Nabisco, with respect to the assets of such subsidiaries. The amount of debt which is PARI PASSU with the Debt Securities and the amount of debt to which holders of the Debt Securities are effectively subordinated as of the end of the most recently completed fiscal quarter is included in the accompanying Prospectus Supplement or incorporated herein by reference.

    The Debt Securities may, under certain circumstances, be equally and ratably secured with other senior indebtedness of the Company. See "Certain Covenants of the Company--Restrictions on Liens."

GLOBAL SECURITIES

    The registered Debt Securities of a series may be issued in the form of one or more fully registered global Debt Securities (a "Registered Global Security") that will be deposited with a depositary (a "Depositary"), with the Trustee, as custodian for a Depositary, or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series and registered in the name of the Depositary or a nominee thereof. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such Registered Global Security or Registered Global Securities. Unless and until it is exchanged in whole or in part for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. The Depository Trust Company, which may be a Depositary, currently accepts only Debt Securities that are denominated in U.S. dollars.

    The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

    Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depositary for such Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

    So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Debt Securities represented by such Registered Global Security registered in their names, and will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders or if any owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instruction of beneficial owners holding through them.

    Payments of principal of, premium, if any, and any interest on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium, if any, or any interest in respect of such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

    If the Depositary for any Debt Securities represented by a Registered Global Security notifies the Company that it is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Registered Global Security or Registered Global Securities representing such Debt Securities. Any Debt Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security. The Debt Securities of a series may also be issued in the form of one or more bearer global Securities (a "Bearer Global Security") that will be deposited with a common depositary for Euro-clear and CEDEL, or with a nominee for such depositary identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Debt Securities to be represented by a Bearer Global Security will be described in the Prospectus Supplement relating to such series.

CERTAIN COVENANTS OF THE COMPANY

    The following restrictions apply to each series of Debt Securities unless the terms of such series of Debt Securities provided otherwise.

    RESTRICTIONS ON LIENS. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, mortgage or pledge as security for any indebtedness any shares of stock, indebtedness or other obligations of a Subsidiary (as hereinafter defined) or any Principal Property (as hereinafter defined) of the Company or a Restricted Subsidiary, whether such shares of stock, indebtedness or other obligations of a Subsidiary or Principal Property is owned at the date of the Indenture or thereafter acquired, unless the Company secures or causes such Restricted Subsidiary to secure the outstanding Debt Securities equally and ratably with all indebtedness secured by such mortgage or pledge, so long as such indebtedness shall be so secured. This covenant does not apply in the case of: (a) the creation of any mortgage, pledge or other lien or any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of the Indenture (including acquisitions by way of merger or consolidation) by the Company or a Restricted Subsidiary contemporaneously with such acquisition, or within 120 days thereafter, to secure or provide for the payment or financing of any part of the purchase price thereof, or the assumption of any mortgage, pledge or other lien upon any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property acquired after the date of the Indenture existing at the time of such acquisition, or the acquisition of any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property subject to any mortgage, pledge or other lien without the assumption thereof, PROVIDED that every such mortgage, pledge or lien referred to in this clause (a) shall attached only to the shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property so acquired and fixed improvements thereon; (b) any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property existing at the date of the Indenture; (c) any mortgage, pledge or other lien on any shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property in favor of the Company or any Restricted Subsidiary; (d) any mortgage, pledge or other lien on Principal Property being constructed or improved securing loans to finance such construction or improvements; (e) any mortgage, pledge or other lien on shares of stock, indebtedness or other obligations of a Subsidiary or any Principal Property incurred in connection with the issuance of tax exempt governmental obligations; and (f) any renewal of or substitution for any mortgage, pledge or other lien permitted by any of the preceding clauses (a) through (e), PROVIDED, in the case of a mortgage, pledge or other lien permitted under clause (a), (b) or (d), the debt secured is not increased nor the lien extended to any additional assets. (SECTION 3.6(A)) Notwithstanding the foregoing, the Company or any Restricted Subsidiary may create or assume liens in addition to those permitted by clauses
(a) through (f), and renew, extend or replace such liens, PROVIDED that at the time of such creation, assumption, renewal, extension or replacement, and after giving effect thereto, Exempted Debt (as hereinafter defined) does not exceed 10% of Consolidated Net Worth. (SECTION 3.6(B))

    RESTRICTIONS ON SALE AND LEASE-BACK TRANSACTIONS. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, sell or transfer, directly or indirectly, except to the Company or a Restricted Subsidiary, any Principal Property as an entirety, or any substantial portion thereof, with the intention of taking back a lease of such property, except a lease for a period of three years or less at the end of which it is intended that the use of such property by the lessee will be discontinued; PROVIDED that, notwithstanding the foregoing, the Company or any Restricted Subsidiary may sell any such Principal Property and lease it back for a longer period (a) if the Company or such Restricted Subsidiary would be entitled, pursuant to the provisions of Section 3.6(a) of the Indenture described above under "Certain Covenants of the Company--Restrictions on Liens," to create a mortgage on the property to be leased securing Funded Debt in an amount equal to the Attributable Debt (as hereinafter defined) with respect to such sale and lease-back transaction without equally and ratably securing the outstanding Debt Securities or (b) if (i) the Company promptly informs the Trustee of such transaction, (ii) the net proceeds of such transaction are at least equal to the fair value (as determined by board resolution of the Company) of such property and (iii) the Company causes an amount equal to the net proceeds of the sale to be applied to the retirement, within 120 days after receipt of such proceeds, of Funded Debt incurred or assumed by the Company or a Restricted Subsidiary (including the Debt Securities); PROVIDED further that, in lieu of applying all of or any part of such net proceeds to such retirement, the Company may, within 75 days after such sale, deliver or cause to be delivered to the applicable trustee for cancellation either debentures or notes evidencing Funded Debt of the Company (which may include the outstanding Debt Securities) or of a Restricted Subsidiary previously authenticated and delivered by the applicable trustee, and not theretofore tendered for sinking fund purposes or called for a sinking fund or otherwise applied as a credit against an obligation to redeem or retire such notes or debentures. If the Company so delivers debentures or notes to the applicable trustee with an Officers' Certificate, the amount of cash which the

Company will be required to apply to the retirement of Funded Debt will be reduced by an amount equal to the aggregate of the then applicable optional redemption prices (not including any optional sinking fund redemption prices) of such debentures or notes, or if there are no such redemption prices, the principal amount of such debentures or notes, PROVIDED, that in the case of debentures or notes which provide for an amount less than the principal amount thereof to be due and payable upon a declaration of the maturity thereof, such amount of cash shall be reduced by the amount of principal of such debentures or notes that would be due and payable as of the date of such application upon a declaration of acceleration of the maturity thereof pursuant to the terms of the indenture pursuant to which such debentures or notes were issued. (SECTION 3.7(A)) Notwithstanding the foregoing, the Company or any Restricted Subsidiary may enter into sale and lease-back transactions in addition to those permitted in this paragraph and without any obligation to retire any outstanding Debt Securities or other Funded Debt, PROVIDED that at the time of entering into such sale and lease-back transactions and after giving effect thereto, Exempted Debt does not exceed 10% of Consolidated Net Worth. (SECTION 3.7(B))

    RESTRICTIONS ON FUNDED DEBT OF RESTRICTED SUBSIDIARIES. The Indenture provides that the Company will not permit any Restricted Subsidiary (a) to create, assume or permit to exist any Funded Debt other than (i) Funded Debt secured by a mortgage, pledge or lien which is permitted to such Restricted Subsidiary under the provisions described above under the "Certain Covenants of the Company--Restrictions on Liens," (ii) Funded Debt owed to the Company or any Restricted Subsidiary, (iii) Funded Debt of a corporation existing at the time it becomes a Restricted Subsidiary, (iv) Funded Debt existing on the date of the Indenture, (v) Funded Debt created in connection with the issuance of tax exempt governmental obligations or (vi) renewals, extensions or replacements of the foregoing, or (b) to guarantee, directly or indirectly through any arrangement which is substantially the equivalent of a guarantee, any Funded Debt except for
(i) guarantees existing on the date of the Indenture, (ii) guarantees which, on the date of the Indenture, a Restricted Subsidiary is obligated to give (iii) guarantees of Funded Debt secured by a mortgage, pledge or lien which is permitted to such Restricted Subsidiary under the provisions described above under "Certain Covenants of the Company--Restrictions on Liens" or (iv) renewals, extensions or replacements of the foregoing. (SECTION 3.8(A)) Notwithstanding the foregoing, any Restricted Subsidiary may create, assume or guarantee Funded Debt in addition to that permitted in this paragraph, and renew, extend or replace such Funded Debt, PROVIDED that at the time of such creation, assumption, guarantee, renewal, extension or replacement, and after giving effect thereto, Exempted Debt does not exceed 10% of Consolidated Net Worth. (SECTION 3.8(B))

    The Indenture does not contain provisions which would afford the holders of the Debt Securities protection in the event of a decline in the Company's credit quality resulting from a change of control transaction, a highly leveraged transaction or other similar transactions involving the Company.

CERTAIN DEFINITIONS

    The term "Attributable Debt" as defined in the Indenture means, when used in connection with a sale and lease-back transaction, at any date as of which the amount thereof is to be determined, the product of (a) the net proceeds from such sale and lease-back transaction multiplied by (b) a fraction, the numerator of which is the number of full years of the term of the lease relating to the property involved in such sale and lease-back transaction (without regard to any options to renew or extend such term) remaining at the date of the making of such computation and the denominator of which is the number of full years of the term of such lease measured from the first day of such term.

    The term "Consolidated Net Worth" as defined in the Indenture means, at any date of determination, the consolidated stockholder's equity of the Company, as set forth on the then most recently available consolidated balance sheet of the Company and its consolidated Subsidiaries; PROVIDED that if at such date Nabisco Holdings, including its successors and assigns, is a consolidated Subsidiary of the Company, such calculation shall be increased by (i) the amount of the minority interest in Nabisco Holdings, including its successors and assigns, as set forth on the then most recently available consolidated balance sheet of the

Company and its consolidated Subsidiaries, and reduced by (ii) the consolidated stockholders' equity of Nabisco Holdings, including its successors and assigns, as set forth on the then most recently available consolidated balance sheet of Nabisco Holdings and its consolidated subsidiaries; PROVIDED FURTHER that if at such date Nabisco Holdings, including its successors and assigns, is not a consolidated Subsidiary of the Company, such calculation shall be reduced by the amount of the Company's investment in Nabisco Holdings, including its successors and assigns, if any, as set forth on the then most recently available consolidated balance sheet of the Company and its consolidated Subsidiaries.

    The term "Exempted Debt" as defined in the Indenture means the sum, without duplication, of the following items outstanding as of the date Exempted Debt is being determined: (i) indebtedness of the Company and the Restricted Subsidiaries incurred after the date of the Indenture and secured by liens created, assumed or otherwise incurred or permitted to exist pursuant to Section 3.6(b) of the Indenture described above under "Certain Covenants of the Company--Restrictions on Liens"; (ii) Attributable Debt of the Company and the Restricted Subsidiaries in respect of all sale and lease-back transactions with regard to any Principal Property entered into pursuant to Section 3.7(b) of the Indenture described above under "Certain Covenants of the Company--Restrictions on Sale and Lease-Back Transactions"; and (iii) Funded Debt of Restricted Subsidiaries created, assumed, guaranteed or otherwise incurred or permitted to exist pursuant to Section 3.8(b) of the Indenture described above under "Certain Covenants of the Company--Restrictions on Funded Debt of Restricted Subsidiaries".

    The term "Funded Debt" as defined in the Indenture means all indebtedness for money borrowed, including purchase money indebtedness, having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible, at the option of the obligor in respect thereof, beyond one year from its creation.

    The terms "Principal Property" as defined in the Indenture means land, land improvements, buildings and associated factory and laboratory equipment owned or leased pursuant to a capital lease and used by the Company or a Restricted Subsidiary primarily for processing, producing, packaging or storing its products, raw materials, inventories, or other materials and supplies and located within the United States of America and having an acquisition cost plus capitalized improvements in excess of 2% of Consolidated Net Worth, as of the date of such determination, but not including any such property financed through the issuance of tax exempt governmental obligations, or any such property that has been determined by board resolution of the Company not to be of material importance to the respective businesses conducted by the Company or such Restricted Subsidiary effective as of the date such resolution is adopted.

    The term "Restricted Subsidiary" as a defined in the Indenture means any Subsidiary organized and existing under the laws of the United States of America and the principal business of which is carried on within the United States of America which owns or is a lessee pursuant to a capital lease of any Principal Property and in which the investment of the Company and all its Subsidiaries exceeds 5% of Consolidated Net Worth as of the date of such determination other than (i) each Subsidiary the major part of whose business consists of finance, banking, credit, leasing, insurance, financial services or other similar operations, or any combination thereof; (ii) each Subsidiary formed or acquired after the date of the Indenture for the purpose of acquiring the business or assets of another person and which does not acquire all or any substantial part of the business or assets of the Company or any Restricted Subsidiary; and (iii) Nabisco Holdings, each subsidiary of Nabisco Holdings and each of their successors and assigns. However, the Board of Directors of the Company may declare any such Subsidiary to be a Restricted Subsidiary. The principal Restricted Subsidiary as of the date hereof is RJRT.

    The term "Subsidiary" as defined in the Indenture means any corporation of which at least a majority of all outstanding stock having by the terms thereof ordinary voting power in the election of directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation has or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Company, or by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries.

RESTRICTIONS ON MERGERS AND SALES OF ASSETS

    Nothing contained in the Indenture or in the Debt Securities will prevent any consolidation or merger of the Company into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers to which the Company or its successor will be a party, or will prevent any sale, lease or conveyance of the property of the Company, as an entirety or substantially as an entirety; PROVIDED that upon any such consolidation, merger, sale, lease or conveyance to which the Company is a party and in which the Company is not the surviving corporation, the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Company and the due and punctual payment of the principal of and interest on all of the Debt Securities, according to their tenor, shall be expressly assumed by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Company shall have been merged, or which shall have acquired such property. (SECTION 9.1)

EVENTS OF DEFAULT

    An Event of Default with respect to any series of Debt Securities is defined under the Indenture as being: (a) default in payment of any principal of the Debt Securities of such series when the same shall become due and payable, either at maturity, upon any redemption, by declaration or otherwise; (b) default for 30 days in payment of any interest on any Debt Securities of such series; (c) default in the payment of any sinking fund installment on the Debt Securities of such series when the same shall become due and payable; (d) default for 90 days after written notice in the observance or performance of any other covenant or agreement in respect of the Debt Securities of such series;
(e) certain events of bankruptcy, insolvency or reorganization; and (f) any other Event of Default provided in a supplemental indenture or board resolution relating to such securities. (SECTION 5.1)

    The Indenture provides that (a) if an Event of Default due to the default in payment of principal of, premium, if any, or any interest on, any series of Debt Securities or due to the default in the performance or breach of any other covenant or warranty of the Company applicable to the Debt Securities of such series but not applicable to all outstanding Debt Securities shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the Debt Securities of each affected series then outstanding (voting as a single class) by notice in writing may then declare the principal of all Debt Securities of all such affected series and interest accrued thereon to be due and payable immediately; and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding Debt Securities or due to certain events of bankruptcy, insolvency and reorganization of the Company shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all Debt Securities then outstanding (treated as one class) by notice in writing may declare the principal of all Debt Securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of, premium, if any, or any interest on such Debt Securities) by the holders of a majority in principal amount of the Debt Securities of all affected series then outstanding. (SECTION 5.1)

    The Indenture contains a provision entitling the Trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of Debt Securities before proceeding to exercise any right or power under the Indenture at the request of such holders. (SECTION 5.6) Subject to such provisions in the Indenture for the indemnification of the Trustee and certain other limitations, the holders of a majority in aggregate principal amount of the Debt Securities of each affected series then outstanding (with each such series voting as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. (SECTION 5.9)

    The Indenture provides that no holder of Debt Securities may institute any action against the Company under the Indenture (except actions for payment of overdue principal or interest) unless such holder previously shall have given to the Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in aggregate principal amount of the Debt Securities of each affected series then outstanding (treated as a single class) shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, the Trustee shall not have instituted such action within 60 days of such request and the Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the Debt Securities of each affected series (treated as one class). (SECTION 5.6 AND SECTION 5.7)

    The Indenture contains a covenant that the Company will file annually, not more than four months after the end of its fiscal year, with the Trustee a certificate that no default existed or a certificate specifying any default that existed. (SECTION 3.5)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

    The Indenture provides with respect to each series of Debt Securities that, except to the extent the terms of such series of Debt Securities provide otherwise, the Company may elect (a) to be released from any and all obligations (except for the obligations to register the transfer or exchange of the Debt Securities of such series and the Company's right of optional redemption, to replace mutilated, destroyed, lost or stolen Debt Securities of such series, rights of holders of Debt Securities to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), to maintain an office or agency in respect of the Debt Securities of such series and to hold moneys for payment in trust) with respect to Debt Securities of any series for which the exact amount of principal and interest due can be determined at the time of the deposit with the Trustee as described below and all the Debt Securities of such series are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption ("one-year defeasance"), (b) to defease and be discharged from any and all obligations with respect to the Debt Securities of such series on the 91st day after the deposit with the Trustee as described below (except for the obligations set forth as exceptions in the preceding clause (a)) ("legal defeasance") or (c) to be released from its obligations with respect to the Debt Securities of such series (except for the obligations set forth as exceptions in the preceding clause (a) and the obligations to compensate and indemnify the Trustee, to appoint a successor Trustee, to repay certain moneys held by the Paying Agent and to return certain unclaimed moneys held by the Trustee and to comply with the Trust Indenture Act of 1939, as amended) ("covenant defeasance"), upon the deposit with the Trustee, in trust for such purpose, of cash or, in the case of Debt Securities payable in U.S. dollars, U.S. Government Obligations (as defined in the Indenture) which through the payment of principal and interest in accordance with their terms will insure the availability of monies sufficient, or a combination thereof, sufficient in the opinion of a nationally recognized firm of independent accountants, to pay the principal of, premium, if any, and any interest on the Debt Securities of such series, and any mandatory sinking fund thereon, on the due date thereof. Such a trust may (except with respect to one-year defeasance or to the extent the terms of the Debt Securities of such series otherwise provide) only be established, if among other things, the Company has delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the Holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion, in the case of legal defeasance under clause (b) above, must (except to the extent the terms of the Debt Securities of the relevant series otherwise provide) refer to and be based upon a ruling of the Internal

Revenue Service or a change in applicable Federal income tax law occurring after the date of the Indenture. The Prospectus Supplement may further describe the provisions, if any, permitting such legal defeasance or covenant defeasance with respect to the Offered Debt Securities of the series to which such Prospectus Supplement relates. (SECTION 10.1)

MODIFICATION OF THE INDENTURE

    The Indenture provides that the Company and the Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities to: (a) secure any Debt Securities, (b) evidence the assumption by a successor corporation of the obligations of the Company, (c) add covenants for the protection of the holders of one or more series of Debt Securities or to add Events of Default, (d) cure any ambiguity or correct any inconsistency in the Indenture or to make other changes not materially adverse to the interest of Holders of the Debt Securities, (e) establish the forms or terms of Debt Securities of any series, (f) provide for uncertificated Debt Securities, (g) evidence the acceptance of appointment by a successor trustee or (h) comply with the Trust Indenture Act of 1939, as amended. (SECTION 8.1)

    The Indenture also contains provisions permitting the Company (when authorized by a board resolution) and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of Debt Securities of all series then outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, the Indenture or modify in any manner the rights of the holders of the Debt Securities of each series so affected; PROVIDED that the Company and the Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (a) extend the final maturity of any Debt Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on the redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount), or any interest thereon is payable, or reduce the amount of the principal of any original issue discount security payable upon acceleration or provable in bankruptcy, or alter certain provisions of the Indenture relating to the Debt Securities issued thereunder not denominated in U.S. dollars or impair the right to institute suit for the enforcement of any payment on any Debt Security when due or any right of repayment at the option of the holder of a Debt Security or (b) reduce the aforesaid percentage in principal amount of Debt Securities of any series, the consent of the holders of which is required for any such modification. (SECTION 8.2)

CONCERNING THE TRUSTEE

    The Company and its subsidiaries maintain ordinary banking relationships with Citibank, N.A. and its affiliates and a number of other banks. Citibank, N.A. and its affiliates along with a number of other banks have extended credit facilities to the Company and its subsidiaries.

                              PLAN OF DISTRIBUTION

    The Company may offer the Debt Securities directly to purchasers or to or through underwriters, dealers or agents. Any such underwriter(s), dealer(s) or agent(s) involved in the offer and the sale of the Debt Securities in respect of which this Prospectus is delivered will be named in the Prospectus Supplement. The Prospectus Supplement with respect to such Debt Securities will also set forth the terms of the offering of such Debt Securities, including the purchase price of such Debt Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Debt Securities may be listed.

    The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Prospectus Supplement will describe the method of distribution of the Debt Securities.

    If underwriters are used in an offering of Debt Securities, the name of each managing underwriter, if any, and any other underwriters and the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement relating to such offering and the Debt Securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. It is anticipated that any underwriting agreement pertaining to any Debt Securities will (1) entitle the underwriters to indemnification by the Company against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the underwriters may be required to make in respect thereof, (2) provide that the obligations of the underwriters will be subject to certain conditions precedent and (3) provide that the underwriters will be obligated to purchase all Debt Securities offered in a particular offering if any such Debt Securities are purchased.

    In connection with an offering of Debt Securities, underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Debt Securities. Specifically, underwriters may over-allot in connection with the offering, creating a syndicate short position. In addition, underwriters may bid for, and purchase, Debt Securities in the open market to cover syndicate short positions or to stabilize the price of the Debt Securities. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the Debt Securities in the offering if the syndicate repurchases previously distributed Debt Securities in syndicate covering transactions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Debt Securities above independent market levels. Underwriters are not required to engage in these activities, and may end any of these activities at any time.

    If a dealer is used in an offering of Debt Securities, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

    If an agent is used in an offering of Debt Securities, the agent will be named, and the terms of the agency will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in such Prospectus Supplement, an agent will act on a best efforts basis for the period of its appointment.

    Dealers and agents named in a Prospectus Supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the Debt Securities described therein and, under agreements which may be entered into with the Company, may be entitled to indemnification by the Company against certain civil liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

    Offers to purchase Debt Securities may be solicited, and sales thereof may be made, by the Company directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof. The terms of any such offer will be set forth in the Prospectus Supplement relating thereto.

    If so indicated in the Prospectus Supplement, the Company will authorize underwriters or other agents of the Company to solicit offers by certain institutional investors to purchase Debt Securities from the Company pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such purchasers must be approved by the Company. The obligations of any purchaser under any such contract will not be subject to any conditions except that (1) the purchase of the Debt Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction to which such purchaser is subject and (2) if the Debt Securities are also being sold to underwriters, the Company shall have sold to such underwriters the Debt Securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

    The anticipated date of delivery of Debt Securities will be set forth in the Prospectus Supplement relating to each offering.

                                 LEGAL MATTERS

    The validity of the Debt Securities will be passed upon for the Company by Robert F. Sharpe, Jr., Senior Vice President and General Counsel of the Company. Mr. Sharpe holds common stock ("Common Stock") and options to purchase the Common Stock of RJR Nabisco Holdings Corp., the Company's parent. His Common Stock and options in the aggregate account for less than 0.1% of the outstanding Common Stock.

                                    EXPERTS

    The consolidated financial statements and financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated by reference herein, and have been so incorporated by reference in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Registration fee..................................................  $ 303,031
Blue Sky fees and expenses........................................     10,000*
Printing and engraving expenses...................................     60,000*
Legal fees and expenses...........................................    100,000*
Trustee fees and expenses.........................................    150,000*
Accounting fees and expenses......................................     75,000*
Miscellaneous.....................................................     11,969*
                                                                    ---------
        Total.....................................................  $ 710,000
                                                                    ---------
                                                                    ---------

------------------------

*   Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

    In accordance with the Delaware Law, the Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors of the Company for violations of their fiduciary duty. This provision eliminates each director's liability to the Company or its stockholder for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

    Article IV of the Amended and Restated By-Laws of the Company provides for indemnification of the officers and directors to the full extent permitted by applicable law.

ITEM 16. EXHIBITS.

  EXHIBIT
    NO.                                                     DESCRIPTION
-----------  ----------------------------------------------------------------------------------------------------------
        1.1  Form of Underwriting Agreement (incorporated herein by reference to Exhibit 1.1 to Registration Statement on Form S-3 (No. 33-60803).
        4.1  Form of Amended and Restated Indenture between the Company and Citibank, N.A. (incorporated herein by reference to Exhibit 4.1 to Registration Statement on Form S-3 (No. 33-80603) (including forms of Debt
             Securities).
        4.2  Form of Debt Securities (included in Exhibit 4.1 above).
       *5.1  Opinion of Robert F. Sharpe, Jr., Senior Vice President and General Counsel of the Company, regarding the legality of the securities being registered.
       12.1  Computation of Ratio of Earnings to Fixed Charges for each of the last five fiscal years of the Company ended on or before December 31, 1996 (incorporated by reference to Exhibit 12.1 to the Company's Annual
             Report on Form 10-K for the fiscal year ended December 31, 1996, File No. 1-6388).
       12.2  Computation of Ratio of Earnings to Fixed Charges for the nine months ended September 30, 1997
             (incorporated by reference to Exhibit 12.1 to Form 10-Q for the quarterly period ended September 30, 1997,
             File No. 1-6388).
      *23.1  Consent of Deloitte & Touche LLP.
      *23.2  Consent of Robert F. Sharpe, Jr. (included in the opinion filed as Exhibit 5.1).
      *24.1  Powers of Attorney of Steven F. Goldstone, David B. Rickard, Richard G. Russell, John L. Chain, Jr.,
             Julius L. Chambers, John L. Clendenin, Ray J. Groves, L. Dennis Kozlowski, H. Eugene Lockhart, John G.
             Medlin, Jr., and Rozanne L. Ridgway.

------------------------

*   Filed herewith.

ITEM 17. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registration pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) The undersigned hereby undertakes that:

        1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, RJR Nabisco, Inc. has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 12th day of November, 1997.

                                RJR NABISCO, INC.

                                By:          /s/ ROBERT F. SHARPE, JR.
                                     -----------------------------------------
                                               Robert F. Sharpe, Jr.
                                     SENIOR VICE PRESIDENT AND GENERAL COUNSEL

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
                                Chairman and Chief
              *                   Executive Officer
------------------------------    (Principal Executive       November 12, 1997
    (Steven F. Goldstone)         Officer)

                                Senior Vice President and
              *                   Chief Financial Officer
------------------------------    (Principal Financial       November 12, 1997
      (David B. Rickard)          Officer)

              *                 Senior Vice President and
------------------------------    Controller (Principal      November 12, 1997
     (Richard G. Russell)         Accounting Officer)

              *
------------------------------  Director                     November 12, 1997
     (John T. Chain, Jr.)

              *
------------------------------  Director                     November 12, 1997
     (Julius L. Chambers)

              *
------------------------------  Director                     November 12, 1997
     (John L. Clendenin)

              *
------------------------------  Director                     November 12, 1997
       (Ray J. Groves)

              *
------------------------------  Director                     November 12, 1997
    (L. Dennis Kozlowski)

              *
------------------------------  Director                     November 12, 1997
     (H. Eugene Lockhart)

              *
------------------------------  Director                     November 12, 1997
    (John G. Medlin, Jr.)

              *
------------------------------  Director                     November 12, 1997
     (Rozanne L. Ridgway)

*By:    /s/ ROBERT F. SHARPE, JR.
      ------------------------------
         (Robert F. Sharpe, Jr.)
             ATTORNEY-IN-FACT